CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY [*]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                  AMENDMENT #4
                                       TO
                                 ZIPLINK - WEBTV
                           NETWORK SERVICES AGREEMENT

This Amendment is entered into as of October 1, 1999 by and between ZIPLINK, INC., located at 900 Chelmsford Street, Lowell, Massachusetts 01851 and WEBTV NETWORKS, INC. (a wholly owned subsidiary of Microsoft Corporation) located at 1250 Charleston Road, Mountain View, California 94043.

This Amendment amends the Network Services Agreement dated October 23, 1996 between ZipLink and WebTV Networks, Inc. ("WNI"), as amended by Amendment #1 dated May 13, 1997, Amendment #2 dated February 28, 1998, and Amendment #3 dated March 9, 1999 (collectively, the "Agreement"). Initial capitalized terms shall have the meaning assigned to them in the Agreement. Effective immediately the Agreement is amended as follows:

     1. SECTION 1.6 Section 1.6 of the Agreement shall be amended to include the following paragraph

        ZipLink hereby agrees that all terms and product offerings of the Agreement shall be available to Microsoft Corporation ("Microsoft") or any of its majority owned subsidiaries for the duration of the term of the Agreement on the same terms and conditions offered to WNI. In the event that Microsoft or its subsidiaries desire to obtain products or services from ZipLink hereunder, Microsoft or such subsidiary shall execute a joinder agreement pursuant to which they agree to be bound by the terms and conditions of this Agreement.


     2. SECTION 4 Section 4 of the Agreement shall be amended to extend the initial term until December 31, 2002.

     3. SUBSECTION OF SCHEDULE B The Per Subscriber Schedule of Section
        1.1 of the schedule is deleted in its entirety and replaced with the following, effective October 1, 1999:

        Commencing October 1, 1999 until December 1, 1999, WNI elects the Flat Rate per subscriber pricing method (as set forth in the tables below). Commencing December 1, 1999, WNI may elect either Flat Rate per subscriber pricing or Market

        Specific Pricing for each six (6) month period thereafter. Written notice of such pricing election must be received by ZipLink 30 Days prior to the first calendar date of each six month period (E.G., prior to December 1, June 1, etc.). If no election is made the then existing pricing structure will continue through the following 6-month period.

         The Tables below show the pricing under the "Flat Rate All Markets," and "Market Specific" pricing methods.

                  On all schedules pricing is computed on a tiered basis.

                  FLAT RATE ALL MARKETS

                                            PRICE PER
                  SUBSCRIBER                SUBSCRIBER

                                    *

                  MARKET SPECIFIC PRICING

                  TIER A MARKETS

                                            PRICE PER
                  SUBSCRIBERS               SUBSCRIBER

                                    *

                  TIER B MARKETS

                                            PRICE PER
                  SUBSCRIBERS               SUBSCRIBER

                                    *

                  TIER C MARKETS
                                            PRICE PER
                  SUBSCRIBER                SUBSCRIBER

                                    *

                  Market tiers are listed on Schedule F, attached hereto.

                  If the subscriber base exceeds * users the first step per subscriber rate will be revised to the * step on the Flat Rate and Market Specific Pricing to the extent the level is maintained or exceeded in subsequent months. This pricing will be effective on the first day of the month following achievement of the * subscriber level. If the subscriber base falls below * subscribers in any month, the first step pricing for such month and all following months until the * subscriber threshold is achieved shall revert to the original first step pricing set forth above.

                  The hourly rate for subscribers is revised to * and for subscribers uniquely identified as low volume subscribers * . A low volume subscriber is defined as an hourly charge subscriber located in the first position in the box dialing sequence. Low volume users eligible for the * rate must use * or more of their usage outside of the hours of 1900 LST and 2400 LST. No charges shall be applied to hourly traffic that occurs between the hours of 0200 LST and 0700 LST, regardless of user type, up to * concurrent users, above which the
                        * rate shall apply. Hourly rate subscribers shall not be
                  included in determining the number of subscriber for purposes of calculating Flat Rate or Market Specific Pricing or whether the * subscriber threshold has been exceeded.


         All of the other terms of the Agreement remain in full force and effect.


                  IN WITNESS WHEREOF, the parties have set their hands and seals as to the date first above recited.

                  WEBTV NETWORKS, INC.                     ZIPLINK, INC

                  By: /s/ William H. Yundt           By: /s/ Christopher Jenkins
                      --------------------               -----------------------
                  Its: Vice President                Its: President


                                   SCHEDULE F
                           Revised September 28, 1999


                           CURRENT TIER A MARKETS

                                      *



                           CURRENT TIER B MARKETS

                                      *



                           CURRENT TIER C MARKETS

                                      *